PATRIOT TRANSPORTATION HOLDING, INC./NEWS

Contact: Matt McNulty

             Chief Financial Officer                                                                                             904/858-9100

PATRIOT TRANSPORTATION HOLDING, INC. ANNOUNCES RESULTS FOR

THE FOURTH QUARTER AND FISCAL YEAR 2023

Patriot Transportation Holding, Inc. (NASDAQ-PATI) Jacksonville, Florida; December 6, 2023

Fourth Quarter Operating Results

The Company reported net income of $526,000, or $.15 per share for the quarter ended September 30, 2023, compared to $470,000, or $.13 per share in the same quarter last year.

Revenue miles were up 402,000, or 7.7%, over the same quarter last year. Operating revenues for the quarter were $24,217,000, up $1,335,000 from the same quarter last year due to higher miles, rate increases, and an improved business mix. Operating revenue per mile was down $.08, or 1.8% due mainly to lower fuel surcharges as diesel prices have declined since the same quarter last year.

Compensation and benefits increased $895,000, mainly due to the increase in owner operators. Fuel expense decreased $515,000 due to lower diesel prices in the quarter. Insurance and losses decreased $81,000 due to lower risk insurance claims offset by increased health insurance claims. Sales, general & administrative increased $499,000 due mainly to bonus accruals. Corporate expenses included $368,000 of costs related to the pending merger. Gain on sale of equipment was $274,000 versus $97,000 in the same quarter last year.

As a result, operating profit this quarter was $579,000 compared to $484,000 in the same quarter last year.

Operating Results for Fiscal year 2023

The Company reported net income of $2,673,000, or $.74 per share for the fiscal year ended September 30, 2023, compared to $7,190,000, or $1.98 per share in the same period last year. Net income in the fiscal year ended September 30, 2022 included $6,281,000, or $1.73 per share, from one-time gains on real estate net of income taxes.

Revenue miles were up 579,000, or 2.7%, over the same period last year. Operating revenues for the period were $94,785,000, up $6,903,000 from the same period last year due to an increase in miles, rate increases and an improved business mix. Operating revenue per mile was up $.20, or 4.8%.

Compensation and benefits increased $5,587,000, mainly due to the increases in driver compensation, a $331,000 increase in training pay versus the same period last year and increases in owner operators. Fuel expense decreased $1,317,000 due to lower diesel prices. Insurance and losses decreased $1,103,000 due to lower risk and health insurance claims. Depreciation expense was down $127,000 in the period. Sales, general & administrative increased $1,286,000 due

1

mainly to bonus accruals, increased travel and higher 401(k) match. Corporate expenses were up $204,000 due to $368,000 of costs related to the pending merger. Gain on sale of equipment was $1,047,000 versus $739,000 in the same period last year.

As a result, operating profit this period was $3,282,000 compared to $9,299,000 in the same period last year. Prior year gain on the sale of land was $8,330,000 due to the sale of our former terminal location in Tampa, FL. Operating ratio was 96.5 versus 89.4 in the same period last year.

Conference Call

The Company will not hold an earnings conference call due to the execution of a definitive merger agreement, pursuant to which affiliates of United Petroleum Transports, Inc. propose to acquire all of the outstanding shares of Patriot common stock for $16.26 per share in cash.

Investors are cautioned that any statements in this press release which relate to the future are, by their nature, subject to risks and uncertainties that could cause actual results and events to differ materially from those indicated in such forward-looking statements. These include the satisfaction of the conditions precedent to complete the proposed merger, disruptions of current plans and operations caused by the announcement and pendency of the merger, and the response of customers, suppliers, drivers and regulators to the announcement and pendency of the merger as well as general economic conditions; competitive factors; political, economic, regulatory and climatic conditions; driver availability and cost; the impact of future regulations regarding the transportation industry; freight demand for petroleum product and levels of construction activity in the Company's markets; impact of COVID-19; fuel costs; risk insurance markets; pricing; energy costs and technological changes. Additional information regarding these and other risk factors and uncertainties may be found in the Company’s filings with the Securities and Exchange Commission.

Patriot Transportation Holding, Inc. is engaged in the transportation business. The Company’s transportation business is conducted through Florida Rock & Tank Lines, Inc. which is a Southeastern transportation company engaged in the hauling of liquid and dry bulk commodities.

2

PATRIOT TRANSPORTATION HOLDING, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands)

(Unaudited)

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2023	2022	2023	2022

Operating revenues	$24,217	22,882	94,785	87,882

Cost of operations:
Compensation and benefits	10,981	10,086	43,493	37,906
Fuel expenses	2,930	3,445	11,971	13,288
Repairs & tires	1,712	1,597	6,102	5,760
Other operating	825	834	3,125	3,027
Insurance and losses	1,784	1,865	7,064	8,167
Depreciation expense	1,477	1,291	5,410	5,537
Rents, tags & utilities	618	618	2,578	2,650
Sales, general & administrative	2,860	2,361	10,592	9,306
Corporate expenses	725	398	2,215	2,011
Gain on sale of terminal sites	—	—	—	(8,330)
Gain on disposition of PP&E	(274)	(97)	(1,047)	(739)
Total cost of operations	23,638	22,398	91,503	78,583

Total operating profit	579	484	3,282	9,299

Interest income and other	96	45	324	62
Interest expense	(5)	(5)	(18)	(18)

Income before income taxes	670	524	3,588	9,343
Provision for income taxes	144	54	915	2,153

Net income	$526	470	2,673	7,190

Loss on retiree health, net	(11)	(13)	(11)	(13)
Unrealized investment gains (losses), net	—	2	5	(5)

Comprehensive income	$515	459	2,667	7,172

Earnings per common share:
Net income -
Basic	$0.15	0.13	0.76	2.08
Diluted	$0.15	0.13	0.74	1.98

Number of shares (in thousands) used in computing:
-basic earnings per common share	3,526	3,484	3,515	3,459
-diluted earnings per common share	3,624	3,510	3,594	3,623

3

PATRIOT TRANSPORTATION HOLDING, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30,	September 30,
Assets	2023	2022
Current assets:
Cash and cash equivalents	$6,429	8,302
Accounts receivable (net of allowance for doubtful accounts of $63 and $68, respectively)	6,126	5,296
Federal and state taxes receivable	511	—
Inventory of parts and supplies	898	1,006
Prepaid tires on equipment	1,674	1,486
Prepaid taxes and licenses	380	378
Prepaid insurance	3,369	3,927
Prepaid expenses, other	83	163
Total current assets	19,470	20,558

Property and equipment, at cost	77,048	72,816
Less accumulated depreciation	50,708	52,567
Net property and equipment	26,340	20,249

Operating lease right-of-use assets	2,735	2,424
Goodwill	3,637	3,637
Intangible assets, net	359	556
Other assets, net	126	142
Total assets	$52,667	47,566

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$2,614	1,964
Federal and state taxes payable	—	594
Accrued payroll and benefits	4,490	3,208
Accrued insurance	918	1,053
Accrued liabilities, other	382	1,010
Operating lease liabilities, current portion	653	884
Total current liabilities	9,057	8,713

Operating lease liabilities, less current portion	2,459	1,705
Deferred income taxes	4,715	3,631
Accrued insurance	1,276	1,476
Other liabilities	829	854
Total liabilities	18,336	16,379
Commitments and contingencies
Shareholders’ Equity:
Preferred stock, 5,000,000 shares authorized, of which 250,000 shares are designated Series A Junior Participating Preferred Stock; $0.01 par value; None issued and outstanding	—	—
Common stock, $.10 par value; (25,000,000 shares authorized; 3,526,489 and 3,484,004 shares issued and outstanding, respectively)	353	348
Capital in excess of par value	40,430	39,958
Accumulated deficit	(6,517)	(9,190)
Accumulated other comprehensive income, net	65	71
Total shareholders’ equity	34,331	31,187
Total liabilities and shareholders’ equity	$52,667	47,566